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                                      UICI
                                AND SUBSIDIARIES

                       EXHIBIT 21 -- SUBSIDIARIES OF UICI

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                                                                                                  JURISDICTION
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
The MEGA Life and Health Insurance Company                                                          Oklahoma

Mid-West National Life Insurance Company of Tennessee                                               Tennessee

The Chesapeake Life Insurance Company                                                               Oklahoma

National Motor Club of America, Inc.                                                                  Texas

United Membership Marketing Group, Inc.                                                             Colorado

United Credit National Bank                                                                       South Dakota

Educational Finance Group, Inc.                                                                     Delaware

Insurdata                                                                                             Texas

Amli Realty Company                                                                                 Illinois

Financial Services Reinsurance, Ltd.                                                        Turks and Caicos Islands

National Managers Life Insurance Company, Inc.                                              Turks and Caicos Islands

United Group Reinsurance, Ltd.                                                              Turks and Caicos Islands

Specialized Card Services, Inc.                                                                   South Dakota

United CreditServ, Inc.                                                                             Delaware

UICI Receivables Funding Corp.                                                                      Delaware

U.S. Managers Life Insurance, Ltd.                                                          Turks and Caicos Islands

Fidelity First Insurance Company                                                                      Texas

AMS Investment Group, Inc.                                                                          Delaware

UICI Funding Corp.                                                                                  Delaware
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